UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 30, 2008
__________

MEDIS TECHNOLOGIES LTD.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

0-30391 (COMMISSION FILE NUMBER)	13-3669062 (I.R.S. EMPLOYER IDENTIFICATION NO.)

805 Third Avenue
New York, New York 10022
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 935-8484
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Certain Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2008, Jacob E. Goldman, age 86, and Philip Weisser, age 80, directors of Medis Technologies Ltd. (the “Company”), each announced to the Company his decision to retire as such at the end of the one year term ending at the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”), and that he will not stand for re-election at the Annual Meeting. Their decisions not to so stand for re-election were not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Goldman and Mr. Weisser shall remain in office through the date of the Annual Meeting or until their respective successors are duly elected and qualified.

In place of Messrs. Goldman and Weisser, the Board of Directors of the Company has nominated for election at the Annual Meeting Andrew A. Levy, age 61, and Barry Newman, age 55.

Item 8.01    Other Events.

The Company has rescheduled its Annual Meeting to August 11, 2008, from July 17, 2008 as provided in its proxy statement filed with the Securities and Exchange Commission on April 22, 2008. The new record date for determining stockholders of record who are entitled to attend and vote at the Annual Meeting is July 1, 2008.

The Company will file an amendment to its proxy statement on Schedule 14A as soon as practicable reflecting the aforementioned events and other amendments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2008

MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Name: Howard Weingrow
Title: Deputy Chairman and Chief Operating Officer